Exhibit 99.1
[scan-optics, inc. LOGO OMITTED]

                                                           For Immediate Release

            Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                        Susan Lucek, (860) 645-7878/email: slucek@scanoptics.com

                   Scan-Optics Announces Third Quarter Results


         Manchester, CT - November 10, 2004 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced financial results for the third quarter of 2004.

         For the third quarter ended September 30, 2004, total revenues were $6.2 million, compared to $7.4 million in the 2003 third quarter. The Company reported a net loss for the quarter of $.7 million, or $.02 per diluted share, compared to net income of $12,000, or breakeven per diluted share, for the third quarter of 2003. The Company's quarterly operating results continue to be significantly adversely affected compared to 2003 by certain non-recurring and transitional events, including the settlement of outstanding litigation, the phasing out of the sale of the Company's mature line of 9000 Series scanners, the phased market introduction of varied models of the Company's new generation of SO Series scanners, and the development of new channels of distribution for the Company's hardware and software.

         For the nine months ended September 30, 2004, total revenues were $20.4 million, with a net loss of $3.0 million, or $.21 per diluted share, compared to revenues of $23.6 million and net income of $.4 million, or $.05 per diluted share, in the first nine months of 2003.

         In discussing the results, James C. Mavel, Chairman, Chief Executive Officer and President of Scan-Optics, stated, "The third quarter and nine month year-to-date revenue results showed growth in our services segments while the new SO Series product begins to build traction. The market reaction to the SO Series is extremely positive. Along with several new orders, we have been very active in placing evaluation systems with many existing and new customers, and the reception to this system has been exceptional. In addition to our prior introduction of an image-only model of the SO Series, we recently shipped the first in-line OCR model, which is an upgrade of the image-only systems."

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Third Quarter 2004 Results
Page Two

         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and storage and retrieval. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides contract-manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. Scan-Optics has sales and service offices located throughout the United States and abroad. Additional information concerning the Company is available at www.scanoptics.com.

         Statements about Scan-Optics' future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.



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Third Quarter 2004 Results
Page Three

SCAN-OPTICS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           Three Months Ended                        Nine Months Ended
                                                              September 30                              September 30
(thousands, except share data)                           2004               2003                   2004                2003
---------------------------------------------------------------------------------------------------------------------------------
Revenues
  Hardware and software                           $          1,935    $        3,451       $             7,911   $       11,752
  Professional services                                      1,440             1,241                     4,447            3,864
  Access services                                            2,812             2,673                     8,040            7,966
                                                    ---------------------------------        -----------------------------------
    Total revenues                                           6,187             7,365                    20,398           23,582

Costs of Revenue
  Hardware and software                                      1,527             2,410                     6,046            7,348
  Professional services                                        626               645                     2,264            2,097
  Access services                                            2,174             2,172                     7,011            6,683
                                                    ---------------------------------        -----------------------------------
    Total costs of revenue                                   4,327             5,227                    15,321           16,128

Gross Margin                                                 1,860             2,138                     5,077            7,454

Operating Expenses
  Sales and marketing                                          871               767                     2,363            2,614
  Research and development                                     381               207                     1,561              986
  General and administrative                                 1,060               900                     3,558            2,729
  Interest                                                     187               185                       545              667
                                                 ------------------------------------     --------------------------------------
    Total operating expenses                                 2,499             2,059                     8,027            6,996
                                                 ------------------------------------     --------------------------------------

Operating income (loss)                                      (639)                79                   (2,950)              458

Other income (loss), net                                      (14)              (56)                        16                5
                                                 ------------------------------------     --------------------------------------

Income (loss) before income taxes                            (653)                23                   (2,934)              463

  Income taxes                                                  10                11                        60               41
                                                 ------------------------------------     --------------------------------------

Net Income (Loss)                                 $          (663)    $           12       $           (2,994)   $          422
                                                 ====================================     ======================================

Basic earnings (loss) per share                   $         (0.02)    $         0.00       $            (0.21)   $         0.06
                                                 ====================================     ======================================

Basic weighted-average shares                           27,606,601         7,026,232                13,961,741        7,026,232

Diluted earnings (loss) per share                 $         (0.02)    $         0.00       $            (0.21)   $         0.05
                                                 ====================================     ======================================

Diluted weighted-average shares                         27,606,601         8,171,929                13,961,741        7,715,708



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